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                               1,500,000 SHARES

                            RESOURCE AMERICA, INC.

                         COMMON STOCK, $.01 PAR VALUE

                            UNDERWRITING AGREEMENT


                                ________, 1998




FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
BANCAMERICA ROBERTSON STEPHENS
JANNEY MONTGOMERY SCOTT INC.
As Representatives of the Several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209

Dear Sirs:

         Resource America, Inc., a Delaware corporation (the "Company") confirms its agreement with the several underwriters named in Schedule A annexed hereto (the "Underwriters", which term shall also include any underwriter substituted as hereinafter in Section 9 provided), for whom you are acting as representatives (in such capacities, the "Representatives"), whereby the Company proposes to issue and sell 1,500,000 shares of its authorized but unissued Common Stock, $.01 par value per share (the "Common Stock"). Said 1,500,000 shares are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 225,000 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 1 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

         You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable (the "Offering").

         The Company hereby confirms its agreement with respect to the purchase of the Common Shares by you and the Underwriters, as the case may be, as follows:



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         SECTION 1. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to you and the Underwriters, as the case may be, all of the Firm Common Shares, and (ii) you and the Underwriters agree, severally and not jointly, to purchase from the Company such Firm Common Shares. The purchase price per share to be paid by the Underwriters to the Company shall be $____ per share.

         Delivery of the Firm Common Shares to be purchased by you or the Underwriters and payment therefor shall be made at the offices of Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 18th Floor, 1001 Nineteenth Street North, Arlington, Virginia (or such other place as may be agreed upon by the Company and the Representatives) on the third (or, if the purchase set forth in the above paragraph is determined after 4:30 p.m., Washington, D.C. time, the fourth) business day following the first date that any of the Common Shares are released by you for sale to the public (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

         Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for your account or for the respective accounts of the Underwriters, as the case may be, against payment by you for your account or for the accounts of the several Underwriters, as the case may be, of the purchase price therefor by wire transfer or certified or official bank checks payable in next day funds to the order of the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in Arlington, Virginia, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to your obligation or the obligations of the Underwriters, as the case may be.

         In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to you or to the several Underwriters, as the case may be, to purchase, severally and not jointly, up to an aggregate of 225,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for your account or the account of the Underwriters, as the case may be, in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which you or the Underwriters, as the case may be, are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such

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time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The First Closing Date and the Second Closing Date, if any, are collectively herein referred to as a "Closing Date". The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 1,500,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in Arlington, Virginia, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company.

         If applicable, you have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and receipt therefor. If applicable, you, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         Subject to the terms and conditions hereof, you or the Underwriters, as the case may be, agree to make a public offering of the Common Shares as soon after the effective date of the Registration Statement (as hereafter defined) as in your judgment is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

                  (a) A registration statement on Form S-3 (File No. 333-47393) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There has been delivered to you one signed copy of such registration statement and amendments, together with two copies of each exhibit

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         filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related Preliminary Prospectus (as defined below) have been delivered to you in such reasonable quantities as you have requested. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

                  The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date, shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall also include any registration statement filed pursuant to Rule 462(B) of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and the most recent Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in

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         the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date, the Registration Statement and the Prospectus, and any amendments or supplements thereto, (including, without limitation, all documents incorporated or deemed to be incorporated by reference in either the Registration Statement or Prospectus at the time they were filed or hereafter are filed with the Commission), will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, (including, without limitation, all documents incorporated or deemed to be incorporated by reference in either the Registration Statement or Prospectus at the time they were filed or hereafter are filed with the Commission), will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or any Underwriter specifically for use in the preparation thereof.

                  (c) The Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease and operate its properties, to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under this Agreement.

                  (e) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than its subsidiaries, Resource Properties, Inc., Resource Energy, Inc., Resource Leasing, Inc. and Fidelity Mortgage Funding, Inc. ("FMF"), and its subsidiaries' wholly owned subsidiaries, (collectively referred to herein as the "Subsidiaries"). Neither the Company nor the Subsidiaries own any equity interests in any other entities except as disclosed in the Prospectus. The Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other)

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         to own and lease their properties and conduct their respective businesses as described in the Prospectus; the Company owns directly or indirectly of record and beneficially all of the outstanding capital stock of the Subsidiaries, free and clear of all claims, liens, charges and encumbrances, except as disclosed in the Prospectus.

                  (f) The Company has, and upon consummation of the Offering, will have, authorized and outstanding capital stock as set forth under the heading "Description of Capital Stock" in the Prospectus; the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities (except as may be disclosed in the Prospectus), and conform in all material respects to the description thereof contained in the Prospectus. The issued and outstanding Common Stock (except for shares issued in connection with the acquisition of Bryn Mawr Resources, Inc., which are restricted shares) is duly listed on the Nasdaq Stock Market. All issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor the Subsidiaries have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                  (g) The Common Shares to be sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, free from all liens, encumbrances, and defects, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the sale of the Common Shares by the Company pursuant to this Agreement. The certificates used to evidence shares of Common Stock are in due and proper form.

                  (h) The Company and the Subsidiaries are duly qualified in or licensed to (to the extent required) transact business by, and are in good standing in, each jurisdiction in which they own or lease real property, maintain an office or conduct their respective businesses and in which the failure, individually or in the aggregate

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         with all other failures, to be so licensed or qualified or to be in good standing would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business, results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect") and the Company has no knowledge that any proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (i) No approval, consent or authority of the stockholders of the Company or the Board of Directors of the Company or any governmental agency or any other third party will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein, except such as have been obtained.

                  (j) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Company and upon due execution and delivery by the Company and the other parties thereto will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and general principles of equity and except to the extent that the indemnification provisions of Section 8 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents of the Company or the Subsidiaries and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or the Subsidiaries or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of the Subsidiaries or any of their respective properties, except where any violation, conflict, breach or default, whether individually or in the aggregate, would not have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Blue Sky laws (including the

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         securities laws in Austria, France, Germany, Italy, Switzerland, the
         United Kingdom and the Canadian provinces of Alberta, British Columbia, Ontario and Quebec) applicable to the public offering of the Common Shares by you or the Underwriters, the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD"), and the listing of the Common Shares to be sold by the Company on the Nasdaq Stock Market.

                  (k) Grant Thornton, LLP, who has expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, is an independent accountant as required by the Act and the Rules and Regulations.

                  (l) The consolidated financial statements and schedules of the Company and the Subsidiaries, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company and the Subsidiaries as of the respective dates of such financial statements and schedules, and the consolidated results of operations and changes in cash flows of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(k). No other financial statements or schedules are required to be included in the Registration Statement. The other financial, statistical and pro forma information and related notes included in the Registration Statement and the Prospectus (i) present fairly the information shown therein on a basis consistent (except as otherwise noted therein) with the audited financial statements of the Company included therein; and (ii) are in compliance in all material respects with the requirements of the Act.

                  (m) Neither the Company nor any of the Subsidiaries (A) is in breach of, or in default in (nor has any event occurred which with notice, lapse of time, or both, would constitute a breach of, or default in) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject (collectively, the "Agreements and Instruments"), except for any such breaches or defaults which, individually or in the aggregate with all other breaches or defaults, would not have a Material Adverse Effect or have an adverse effect on the legality, validity or enforceability of this Agreement, or (B) is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) their respective certificate of incorporation or by-laws. The issuance, sale and delivery of the Common Shares by the Company, the execution,

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         delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and thereby, compliance by the Company with the terms of the foregoing and the application of the proceeds from the sale of the Common Shares as contemplated by the Prospectus (A) have been duly authorized by all necessary corporate action on the part of the Company (B) do not and will not conflict with or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) any provision of the certificate of incorporation or by-laws of the Company or the Subsidiaries (C) do not and will not conflict with or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) any of the terms or provisions of, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or the Subsidiaries under any such Agreement or Instrument (except, with respect to this clause (C), for such conflicts, breaches, defaults, accelerations, prepayments or liens, charges or encumbrances, which, individually or in the aggregate with all other conflicts, breaches, defaults, accelerations, prepayments or liens, charges or encumbrances, would not have a Material Adverse Effect) and (D) do not and will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiaries.

                  (n) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; the descriptions thereof or references thereto are correct in all material respects; and neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any other party is in breach of or default under any of such contracts.

                  (o) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company or any of the Subsidiaries threatened to which the Company or any of the Subsidiaries are or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental, discrimination or regulatory matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or are likely to result in a Material Adverse Effect and no labor disturbance by the employees of the Company or the Subsidiaries exists or is

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         imminent which would be expected to affect adversely such condition, properties, business, results of operations or prospects of the Company, and the Subsidiaries, taken as a whole. Except as disclosed in the Prospectus, no enforcement proceeding, whether formal or informal, has been commenced against the Company or any of the Subsidiaries, to the Company's and the Subsidiaries' knowledge, by any governmental authority, nor have any such proceedings been instituted, threatened or recommended. Except as disclosed in the Prospectus, neither the Company, nor any of the Subsidiaries, nor any of their respective officers, employees or directors is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body affecting the business of the Company or any of the Subsidiaries.

                  (p) The Company and each of the Subsidiaries have good and marketable title to all their respective properties and assets, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially adversely affect the value of such properties and assets and do not interfere with the use made of such properties and assets by the Company and the Subsidiaries as the case may be and except as may be otherwise disclosed in the Prospectus; all of the leases and subleases material to the business of the Company or the Subsidiaries or under which the Company or the Subsidiaries holds properties described in the Prospectus are in full force and effect; and the Company or the Subsidiaries have no notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company or the Subsidiaries as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or materially affecting or questioning the rights of the Company or the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease. Except as disclosed in the Prospectus and other than such leases and properties as are immaterial in the aggregate, the Company or the Subsidiaries own or lease all such properties as are necessary to their operations as now conducted.

                  (q) The Company and the Subsidiaries have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and have obtained all necessary authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where any failures to obtain any such licenses, authorizations, consents or approvals, or to make any such filings, would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect; neither the Company nor the Subsidiaries are in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiaries the effect of which, individually or

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         in the aggregate with all other violations and defaults, would have a
         Material Adverse Effect.

                  (r) The Company 1. makes and keeps accurate books and records and 2. maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and
         (D) the reported accountability for its assets is compared with existing assets at reasonable intervals;

                  (s) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the properties now or previously owned or leased by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, alone or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, alone or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

                  (t) Since the respective dates as of which information is given in the Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction whether or not arising in the ordinary course of business or which would result in a material reduction in the future earnings of the Company and the Subsidiaries (taken as a whole); (ii) there has not been any material increase in the long-term debt of the Company and the

         Subsidiaries (taken as a whole); (iii) there has been no material adverse change in the Company's and the Subsidiaries relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's or the Subsidiaries' fidelity bond or any other type of insurance coverage;
         (iv) except as disclosed in the Prospectus there has been no material change in management of the Company or the Subsidiaries; (v) the Company and the Subsidiaries have not sustained any material loss or interference with their respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vi) the Company and the Subsidiaries have not paid or declared any dividends (except for regularly scheduled dividends) or other distributions with respect to its capital stock and the Company and the Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations;
         (vii) there has not been any change in the capital stock of the Company; and (viii) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                  (u) Except as disclosed in or specifically contemplated by the Prospectus, the Company and the Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; and the Company and the Subsidiaries have no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and, to the Company's and the Subsidiaries knowledge, there is no claim being made against the Company or any of the Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a Material Adverse Effect.

                  (v) The Company has not been advised, and has no reason to believe, that either it or any Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal corporate and environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

                  (w) The Company and the Subsidiaries have filed or caused to be filed all material federal, state and foreign income and franchise tax returns which, through the date hereof, have been required to be filed (or obtained appropriate extensions of the filing dates, which such extensions continue in effect as of the date hereof) and have paid all taxes shown as due thereon; and the Company and the Subsidiaries have no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or the Subsidiaries which would have a Material Adverse Effect.

                  (x) The Company maintains insurance of the types and in the amounts generally deemed adequate for its businesses, including, but not limited to, general liability insurance, fidelity bond insurance and insurance covering real and personal property owned or leased by the Company against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (y) All material transactions between the Company and the officers, directors and major stockholders of the Company that are required to be disclosed under the Exchange Act and the Rules and Regulations have been accurately disclosed in the Prospectus; and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties, except as disclosed in the Prospectus.

                  (z) Neither the Company nor any of the Subsidiaries is, nor after giving effect to the consummation of the transactions contemplated herein, will be, and the Company is not directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (aa) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person.

                  (bb) The Company has not distributed any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (cc) Except as disclosed in the Prospectus, the Company has not: (i) placed any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements, securities issuable under existing benefit plans of the Company and securities issued as part of certain acquisitions (including the merger of Bryn Mawr Resources and certain other similar transactions the effect of which have been reflected in the financial statements included in the Prospectus); (ii) had any material dealings with any member of the NASD or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of U.S.

         Government and agency securities and other assets; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for engagement letters with Friedman, Billings, Ramsey & Co., Inc., including the letter dated March 5, 1998; or
         (iv) engaged any intermediary between the Representatives and the Company in connection with the Offering, and no person is being compensated in any manner for such service.

                  (dd) The Company has not taken directly or indirectly, any action designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

                  (ee) Except as otherwise described in the Registration Statement, and except for shares of Common Stock issued pursuant to the exercise of outstanding options held by officers and directors, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

                  (ff) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
         517.075 of the Florida Statutes and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (gg) The Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the Offering.

         All representations and warranties given in this Section 2 shall be true and correct on each Closing Date and at the time of delivery of any Common Shares. Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 7(c) will also be furnished to the Underwriters and their counsel and shall be deemed to be additional representations and warranties by the Company to the Underwriters as to the matters covered thereby and the Underwriters and their counsel are entitled to rely thereon.

         SECTION 3. Representations and Warranties of the Underwriters. You, for yourselves or on behalf of the Underwriters, as the case may be, represent and warrant to the Company that the information set forth in the Prospectus
(i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering, (ii) on the inside cover page with respect to stabilization and (iii) under the caption "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is complete and correct in all material respects. If applicable, the Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         SECTION 4. Covenants of the Company. The Company covenants and agrees that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission or any other government agency or authority of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

                  (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your reasonable judgment may be necessary or advisable to enable the Underwriter to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                  (c) If at any time during which a prospectus relating to the Common Shares is required to be delivered under the Act or the Rules and Regulations any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible.

                  (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                  (e) During such period as a Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may request, for the purposes contemplated by the Act. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                  (g) The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act including, without limitation, reports with respect to the sale of the Common Shares and the application of the proceeds thereof as may be required in accordance with Rule 463 under the Act.

                  (h) During the period of five years hereafter, the Company will furnish to you: (i) at the same time as such are furnished to its Stockholders generally, copies of the Annual Report of the Company containing the consolidated balance sheet of the Company and the Subsidiaries as of the close of such fiscal year and consolidated statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock; (iv) as soon as practicable after the filing thereof, of each non-confidential report or other statement or document filed by the Company with the Commission, or with any national securities exchange or quotation system on which any securities of the Company may be listed or quoted; and (v) from time to time, such other non-confidential information concerning the Company as you may reasonably request.

                  (i) The Company will use its best efforts to effect and maintain the quotation of the Common Shares on the Nasdaq Stock Market and to file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market.

                  (j) The Company will refrain during a period of 120 days after the date of the Prospectus, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. ("FBR"), from (i) offering, pledging, selling, contracting to sell, or selling any option, warrant, or contract to purchase, purchasing any option, warrant, or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any security convertible into or exchangeable for Common Stock, whether any such swap or transaction described in clause (i) or
         (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The Company shall also cause each executive officer and director of the Company (including Edward E. Cohen) to furnish to the Representatives, on or prior to the date hereof, a letter or letters, in form and substance satisfactory to counsel for the Representatives, pursuant to which each such person or entity shall agree to abide by the aforementioned restrictions, unless they have received prior written consent from FBR, for a period of 120 days from the date of the Prospectus. The foregoing sentence shall not apply to (A) the Common Shares to be sold hereunder; (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus; or (C) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock issued in connection with a merger, acquisition of another entity, acquisition of assets or any other similar transaction.

                  (k) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

                  (l) The Company will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (m) The Company will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                  (n) The Company shall pay all expenses, fees, and taxes (other than any transfer taxes and the fees and disbursements of counsel for the Underwriters, except as set forth under Section 5 hereof and clauses (iii) and (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, and delivery of the certificates for the Common Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Common Shares to the Underwriters, (iii) the word processing and/or printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) filing fees for the qualification of the Common Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Common Shares by the NASD, (vi) the fees and expenses of any transfer agent or registrar for the Common Shares, (vii) the fees and expenses incurred in connection with the inclusion of the Common Shares in the Nasdaq Stock Market, and (viii) the performance of the Company's other obligations hereunder

                  (o) The Company will not rely upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the Offering.

         You may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 5. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to you and the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, (vi) all filing fees incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, (vii) the filing fee of the National Association of Securities Dealers, Inc., (viii) all the costs and expenses incurred by the Company in making road show presentations with respect to the Offering, (ix) all costs of preparing, printing and distribution of bound volumes of the transaction documents for you and your counsel, and (x) all other fees, costs and expenses referred to in Item 14 of the Registration Statement (except as otherwise set forth in this Agreement).

         SECTION 6. Conditions to the Obligations of You and the Underwriters. The obligations of you and the Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy in all material respects of the statements of Company officers made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission and no suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or the initiation of any proceedings for any of such purposes, shall have occurred or be threatened; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your reasonable satisfaction. The Registration Statement and all amendments thereto, or modifications thereof, if any, and the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and no amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

                  (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or the Subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or the Subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or the Subsidiaries, which is not in the ordinary course of business and which could result in a material reduction in the future earnings of the Company and the Subsidiaries, taken as a whole, (iii) no loss or damage (whether or not insured) to the property of the Company or the Subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, (iv) no legal or governmental action, suit or proceeding affecting the Company or the Subsidiaries which is material to the Company and the Subsidiaries, taken as a whole, or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, (v) no enforcement proceeding, whether formal or informal, shall have been commenced against the Company or the Bank by any governmental agency nor shall any such proceeding have been instituted, threatened or recommended, and (vi) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Common Shares as contemplated hereby.

                  (c) There shall have been furnished to you, individually or as Representatives of the Underwriters, as the case may be, on each Closing Date, in form and substance reasonably satisfactory to you, except as otherwise expressly provided below:

                           (i) An opinion of Ledgewood Law Firm, P.C., counsel
                  for the Company, addressed to you, or you as Representatives of the Underwriters, as the case may be, and dated the First Closing Date, or the Second Closing Date, as the case may be, in the form of Exhibit A to this Agreement.

                           (ii) Such opinion or opinions of Silver, Freedman
                  & Taff, L.L.P., counsel for the Underwriters dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and such counsel shall have received such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on the opinion of Ledgewood Law Firm, P.C. and representations or certificates of officers of the Company and governmental officials.

                           (iii) A certificate of the Company executed by the
                  Chairman of the Board or President and the Chief Financial or Accounting Officer, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The representations and warranties of
                           the Company set forth in Section 2 of this Agreement are true and correct in all material respects as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                    (2) The Commission has not issued any
                           order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                    (3) Neither the Registration Statement nor
                           the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                    (4) Since the initial date on which the
                           Registration Statement was filed with the Commission, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                                    (5) Since the respective dates as of which
                           information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, (i) no material adverse change in the business, properties, prospects, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall have occurred or become known, (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries, and (iii) the Company and the Subsidiaries, taken as a whole, have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                           (iv) On the date before this Agreement is executed
                  and also on the First Closing Date and the Second Closing Date a letter addressed to you or to you as Representatives of the Underwriters, as the case may be, from Grant Thornton LLP, independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance reasonably satisfactory to you to the effect that:

                           (1) They are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder;

                           (2)      In their opinion, the consolidated
                                    financial statements of the Company and
                                    its subsidiaries audited by them and
                                    included in the Registration Statement
                                    comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder with respect to registration statements on Form S-3;

                           (3) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                                    (a)     Reading the minutes of meetings of
                                            the stockholders and the Board of
                                            Directors of the Company and its
                                            consolidated subsidiaries since
                                            September 30, 1997 as set forth in
                                            the minute books through a
                                            specified date not more than five
                                            business days prior to the date of
                                            delivery of any such letter;

                                    (b)     Performing the procedures
                                            specified by the American
                                            Institute of Certified Public
                                            Accountants for a review of
                                            interim financial information as
                                            described in SAS No. 71,
                                            interim Financial Information, on
                                            the unaudited condensed interim
                                            financial statements of the
                                            Company and its consolidated
                                            subsidiaries included in the
                                            Registration Statement under the
                                            caption "Summary of Recent
                                            Developments" and reading the
                                            unaudited interim financial data
                                            for the period from the date of
                                            the latest audited balance sheet
                                            included in the Registration
                                            Statement to the date of the
                                            latest available interim financial
                                            data; and

                                    (c)     Making inquires of certain
                                            officials of the Company who have
                                            responsibility for financial and
                                            accounting matters regarding the
                                            specific items for which
                                            representations are requested
                                            below;

                                    nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                                            (i)      the unaudited condensed
                                                     interim financial
                                                     statements, included in
                                                     the Registration
                                                     Statement or incorporated
                                                     by reference into the
                                                     Registration Statement,
                                                     do not comply as to form
                                                     in all material respects
                                                     with the applicable
                                                     accounting requirements
                                                     of the Act and the
                                                     published rules and
                                                     regulations thereunder;

                                            (ii)     any material
                                                     modifications should be
                                                     made to the unaudited
                                                     condensed interim
                                                     financial statements,
                                                     included in the
                                                     Registration Statement or
                                                     incorporated by reference
                                                     into the Registration
                                                     Statement, for them to be
                                                     in conformity with
                                                     generally accepted
                                                     accounting principles;

                                            (iii)    (i) at the date of the
                                                     latest available interim
                                                     financial data and at a
                                                     specified date not more
                                                     than five business days
                                                     prior to the date of
                                                     delivery of such letter,
                                                     there was any change in
                                                     the capital stock,
                                                     increase in long-term
                                                     debt or any decreases in
                                                     consolidated net current
                                                     assets (working capital)
                                                     or stockholders' equity
                                                     of the Company and
                                                     subsidiaries consolidated
                                                     as compared with amounts
                                                     shown in the latest
                                                     balance sheet included in
                                                     the Registration
                                                     Statement or (ii) for the
                                                     period from the date of
                                                     the latest available
                                                     financial data to a
                                                     specified date not more
                                                     than five business days
                                                     prior to delivery of such
                                                     letter, there were any
                                                     decreases, as compared
                                                     with the corresponding
                                                     period in the preceding
                                                     year, in consolidated net
                                                     income or in the total or
                                                     per share amounts of net
                                                     income, except in all
                                                     instances for changes or
                                                     decreases which the
                                                     Registration Statement
                                                     discloses have occurred
                                                     or may occur, or they
                                                     shall state any specific
                                                     changes or decreases.

                           (4)      The letter shall also state that they have:

                           (a) Read the dollar amounts and percentages and other financial information of the Company contained in the Registration Statement or incorporated by reference therein and agreed such dollar amounts and percentages respectively to appropriate accounts in the Company's accounting records subject to its system of internal accounting controls and to schedules prepared by the Company therefrom;

                           (b)      Read the dollar amounts listed as
                                    outstanding under "Capitalization" and
                                    agreed such amounts or totals
                                    thereof to the Company's accounting
                                    records subject to its system of internal accounting controls; and

                           (c) Read the dollar and per share amounts listed under "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" and agreed such amounts to audited financial statements, unaudited condensed interim financial statements, or schedules prepared by the Company from its accounting records subject to its system of internal accounting controls.

                           (v) The NASD shall not have raised any objection
                  with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                           (vi) The Representatives shall have received
                  evidence reasonably satisfactory to them that the executive officers and directors of the Company (including Edward E. Cohen) shall have agreed to refrain, during a period of 120 days after the date of the Prospectus, without the prior written consent of FBR and (ii) Friedman, Billings Ramsey Investment Management, Inc. ("Investment") shall have agreed to refrain, during the period described below, without the prior written consent of the Company, from (A) offering, pledging, selling, or contracting to sell any option, warrant, or contract to purchase, purchasing any option, warrant, or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or requesting that the Company file a registration statement under the Securities Act with respect to any of the foregoing, or (B) entering into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

                           (vii) The Company shall have furnished to the
                  Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the

                  Prospectus or any amendment or supplement thereto, as of the Closing Date, as the Underwriters may reasonably request.

                           (viii) The Company shall have performed such
                  obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Silver, Freedman & Taff, L.L.P., counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you reasonably request. The letter described in subparagraph (c)(v) above may be an original or facsimile of the original.

         If any condition to you or the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon written notification by you as Representatives to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 5 hereof and except to the extent provided in Section 9 hereof.

         SECTION 7. Effectiveness of Registration Statement. Each party to this Agreement will use its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 8. Indemnification.

                  (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and each person, if any, who controls an Underwriter, as the case may be, within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which an Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Common Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and subject to paragraph 8(c) will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investi gating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Common Shares that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented).

                  (b) You or each Underwriter, as the case may be, will severally indemnify, defend, and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer, or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registra tion Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to the other obligations under this Section 8(b), you or each Underwriter, as the case may be, severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your or the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which you or such Underwriter, as the case may be, may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnity, contribution or otherwise except to the extent the indemnifying party is prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action; provided, however, if an indemnified party in any such action shall have concluded that there may be legal defenses or rights available to it which are different from, in actual or potential conflict with, or additional to those available to other indemnified parties, such party shall have the right to select an additional law firm to act as its separate counsel at its own expense).

                  (d) If the indemnification provided for in this Section 8 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) of this Section 8 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein
         (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you or the Underwriters, as the case may be, from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you or the Underwriters, as the case may be, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the total proceeds (net of underwriting discounts and commissions, but before deducting expenses) from the offering of the Common Stock received by the Company and the total underwriting commissions received by the Underwriters bear to the aggregate public offering price of the Common Stock. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c) of this Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subsection (c) of this Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subsection (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection (c) for purposes of indemnification. The Company and you or the Underwriters, as the case may be, agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting discounts and commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 8(a) and 8(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by a judge in a court of law, with both parties hereby expressly waiving a trial by jury.

         SECTION 9. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and a condition of your obligations or the obligation of each Underwriter, as the case may be, to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of you or the Underwriters, as the case may be, shall purchase and pay for all the Common Shares agreed to be purchased by you or such Underwriter hereunder upon tender to you individually or as the Representatives of the Underwriters, of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in your or their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 5 hereof and except to the extent provided in Section 9 hereof.

         If applicable, in the event that Common Shares to which a default relates are to be purchased by the nondefaulting entities or by another party or parties, you or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve you or a defaulting Underwriter from liability for its default.

         SECTION 10. Effective Date. This Agreement shall become effective immediately as to Sections 5, 8, 11 and 12 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 5:00 P.M., New York time, on the first full business day following the effectiveness of the Registration Statement, or
(ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 9:00 A.M., New York time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 10, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising the Underwriters that the Common Shares are released for public offering or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

         SECTION 11. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Date, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, properties, assets, results of operations or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Common Shares or enforce contracts for the sale of the Common Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representatives materially adversely affects or will materially adversely affect the business or operations of the Company, or
(viii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States.

         If the Representatives elect to terminate this Agreement as provided in this Section 11, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

         If the sale to the Underwriters of the Common Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the parties hereto and of their respective officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 13. Notices. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered or telegraphed and confirmed to you at Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street, North, Arlington, Virginia 22209 Attention: Compliance Department, with a copy to Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Suite 700 East, Washington, D.C. 20005, Attention: Dave M. Muchnikoff, P.C.; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company Resource America, Inc., 1521 Locust Street, Fourth Floor, Philadelphia, PA 19102, with a copy to Ledgewood Law Firm, 1521 Locust Street, Philadelphia, PA; Attention: J. Baur Whittlesey, Esq. The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

         SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 9, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. Notwithstanding the foregoing, this Agreement shall not be assignable by the parties. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriters merely by reason of such purchase.

         SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of Virginia.

         SECTION 17. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the Underwriters, all in accordance with its terms.

                                      Very truly yours,

                                      RESOURCE AMERICA, INC.


                                      By:  ____________________________________
                                           Name:  Edward E. Cohen
                                           Title: Chairman of the Board of
                                                    Directors and President




The foregoing Underwriting Agreement is hereby confirmed and accepted by us in Arlington, Virginia as of the date first above written.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
BANCAMERICA ROBERTSON STEPHENS
JANNEY MONTGOMERY SCOTT INC.

BY:  FRIEDMAN, BILLINGS, RAMSEY &
          CO., INC.


By:      _____________________________
         Name:   James Kleeblatt
         Title:    Managing Director


For itself and as Representative
of the Several Underwriters in the
 attached Schedule A.

                                  SCHEDULE A
                                  ----------


NAME OF UNDERWRITER                                           NUMBER OF SHARES
                                                                    OF
                                                                COMMON STOCK


Friedman, Billings, Ramsey & Co., Inc...........................
BancAmerica Robertson Stephens..................................
Janney Montgomery Scott Inc.....................................

[Other Underwriters]............................................

                                   EXHIBIT A


         The Company shall have furnished to the Underwriters, at the Closing Date, an opinion of the Ledgewood Law Firm P.C., counsel for the Company, addressed to the Representative and dated each Closing Date, in form and substance satisfactory to Silver, Freedman & Taff, LLP, counsel for the Underwriters, stating that:

         (A) Each of the Company and its subsidiaries (the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of their respective jurisdictions of incorporation and each is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company and Subsidiaries, taken as a whole, and the Company and the Subsidiaries have all necessary corporate power and authority to own their properties and conduct their business as described in the Registration Statement and Prospectus;

         (B) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus at the dates indicated therein; the outstanding shares of the Company's capital stock conform in all material respects to the description thereof contained in the Prospectus; the shares of capital stock outstanding prior to the issuance of the Common Shares have been duly and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights of any other stockholders of the Company; the Common Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable and conform in all material respects to the description thereof in the Registration Statement and Prospectus; the Common Shares will not be issued in violation of or subject to any statutory preemptive rights or any preemptive rights set forth in the Certificate of Incorporation or Bylaws of the Company or, to the best of such counsel's knowledge, other rights to subscribe for or purchase any securities; without limiting the foregoing, there are no statutory preemptive or any preemptive rights set forth in the Certificate of Incorporation or Bylaws of the Company or, to the best of our knowledge, other rights to subscribe for or purchase any of the Common Shares;

         (C) All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and are owned of record, and, to the best of our knowledge, beneficially, by the Company. To the best of our knowledge, all such shares of capital stock of the Subsidiaries are so owned free and clear of all perfected and other liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever and, except as disclosed in the Prospectus, neither the Company nor the Subsidiaries own any equity interest in any other entity;

         (D) To the best of our knowledge, except as disclosed in or specifically contemplated by, the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

         (E)(1) The Registration Statement and the Rule 462(b) Registration Statement, if any, have become effective under the Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

         (2) The Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements, schedules and other financial or statistical information contained or included therein as to which we need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

         (3) To the best of such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement on Form S-3 or the Prospectus or to be filed as exhibits to the Registration Statement or to the Company's Annual Report on Form 10-K which are not disclosed or filed, as required;

         (4) To the best our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any court, governmental authority or administrative or regulatory authority, which are required to be summarized or described in the Prospectus which are not summarized or described as required;

         (5) To the best of our knowledge, the Company and the Subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their business except where the failure to obtain the same would not have a Material Adverse Effect on the Company; and all material licenses, permits and other governmental authorizations, leases and subleases known to us are in full force and effect and, to the best of such counsel's knowledge, the Company is in all material respects complying therewith.

         (6) Such counsel does not know of any statutes or regulations required to be described in the Prospectus which are not so described. To the best of our knowledge, except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or as to which any property of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any such Subsidiary, would individually or in the aggregate have a Material Adverse Effect on the Company; and, except as disclosed in the Prospectus, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.


         (F) The Company has all necessary corporate power and authority to enter into the Underwriting Agreement and to sell and deliver the Common Shares to be sold by it to you and the Underwriters, as the case may be; the Underwriting Agreement has been duly and validly authorized by all necessary corporate action of the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship or other similar laws, regulations or procedures of general applicability relating to or effecting enforcement of the rights of creditors of the Company, or by general equity principles and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law) and, with respect to the Underwriting Agreement, except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Underwriting Agreement by the Company or the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters, the clearance of such offering with the NASD, and the listing of the Common Shares by the Nasdaq Stock Market.

         (G) The execution and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated, and the application of the proceeds from the sale of the Common Shares as contemplated by the Registration Statement will not conflict with, result in the breach of, or constitute, either by themselves or upon notice or the passage of time or both, a default, or give rise to any right to accelerate the maturity of or require the prepayment of any indebtedness, or a violation under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to us to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its or their property may be bound or affected or, violate any statute, judgment, decree, order, rule or regulation known to us of any court or governmental body having jurisdiction over the Company or the Subsidiaries or any of its or their property; which conflict, breach, default, right to accelerate, or violation would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company or any of the Subsidiaries, or result in the creation or imposition of any material lien, charge, or encumbrance upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries;

         (H) Neither the Company nor any Subsidiary is in violation nor will the Company's performance of its obligations under this Agreement result in a violation of their respective Certificates of Incorporation or Bylaws, be in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease franchise, license, indenture, permit or other instrument filed as an exhibit to the Registration Statement to which the Company or any of the Subsidiaries is a party or by which it or any of its properties may be bound or affected, except where such breach or default would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, the Company and the Subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, order and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole;

         (I) Except as set forth in the Prospectus under the caption "Shares Eligible for Future Sale" and except for certain residual "piggy-back" and demand registration rights attaching to 983,150 shares, the registration of which is referred to therein, to the best of our knowledge no holders of securities of the Company have rights which have not lapsed or been waived to the registration of shares of Common Stock or other securities of the Company, because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

         (J) The form of certificate used to evidence the Company's Common Stock complies in all material respects with all applicable statutory requirements, any applicable requirements of the Certificate of Incorporation and Bylaws of the Company.

         (K) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         Such counsel shall also state that it has been advised by the NASD that the Company's Common Stock, including the Common Shares, have been approved for quotation on the Nasdaq National Market upon notice of issuance.

         In addition, such counsel shall state that they have participated in conferences with the officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs B, D, E and J above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe either that the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus).